UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2014

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 28, 2014, the Company issued a press release announcing its year end results for fiscal 2014, which provided detail not included in previously issued reports. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events

On July 28, 2014, the Company issued a press release announcing an agreement in principle with the official representatives of current and future claimants that would resolve all present and future asbestos personal injury claims related to Bondex International, Inc. and other related entities. The agreement in principle contemplates the filing of a plan of reorganization with the United States Bankruptcy Court in Delaware. The plan will be subject to approval of the claimants, as well as the U.S. Bankruptcy Court and U.S. District Court. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated July 28, 2014, announcing the Company’s year end results.

99.2	Press Release, dated July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date July 28, 2014

/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of the Company, dated July 28, 2014, announcing the Company’s year end results.

99.2	Press Release, dated July 28, 2014.